Exhibit 3.1

Articles of Incorporation

(Pursuant to NRS Chapter 78)

1.

Name of Corporation:  MASSIVE DYNAMICS, INC.

2.

Registered Agent for Service of Process:

Commercial Registered Agent: Resident Agency National Incorporated

377 S Nevada Street

Carson City

Nevada 89703-4290

Street Address

City

                       Zip Code

N/A

N/A

N/A

Mailing Address (if different from street address)

City

Zip Code

3.

Authorized Stock (number of shares corporation is authorized to issue:

Number of shares with par value: 75,000,000

Par value per share: $.001

Number of shares without par value: 0

4.

Names and addresses of Board of Directors/Trustees (each Director/Trustee must be a natural person at least 18 years of age: attach additional page is more than two directors/trustees)

1) Donald Calabria

377 Nevada Street

Carson City

NV

89703-4290

Street Address

City

State

Zip Code

5.

Purpose (optional; see instructions): The purpose of the corporation shall be:____________

6.

Name, Address and Signature of Incorporator:

Donald Calabira

/s/ Donald Calabria

Name

Incorporator Signature

377 Nevada Street

Carson City

NV

89703-4290

Street Address

City

State

Zip Code

7.

Certificate of Acceptance of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity

/s/ Catherine A Mead

03/15/11

Authorized Signature of Registered Agent

Date